AMENDMENT TO THE
ETF SERIES SOLUTIONS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 13th day of July, 2017, to the Transfer Agent Servicing Agreement, dated as of May 16, 2012, as amended (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds and fees; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of ETF Series Solutions:

Exhibit R, the Point Bridge GOP Stock Tracker ETF, is hereby added and attached hereto.

This amendment will become effective upon the commencement of operations of the Point Bridge GOP Stock Tracker ETF.  Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Michael D. Barolsky	By: /s/ Anita Zagrodnik
Name: Michael D. Barolsky	Name: Anita Zagrodnik
Title: Secretary	Title: Senior Vice President

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Exhibit R to the ETF Series Solutions Transfer Agent Servicing Agreement

Base Fee for Accounting, Administration, and Transfer Agent Services at April, 2017

Fund Start-up & Registration Services Project Fee Schedule

Legal Administration Service Proposal – In support of external legal counsel

(Subject to services provided; if applicable)
$[  ] per project – one fund
$[  ] per project – two funds
$[  ] per project – three funds
$[  ] per project – four funds
Negotiated Fee – five funds and above

Additional fee of $[  ] per sub-advisor for 2 or more sub-advisors

Note: External legal costs are included in the above fee, unless otherwise stated, for the first fund(s) launched by advisor. Additional reviews by Trust counsel for extraordinary circumstances are billed at cost.

Additional Legal Administration Services

▪	Subsequent new fund launch – $[ ] per fund or as negotiated

Drafting SEC Exemptive Order Application

▪	Actively-managed ETF $[ ]
▪	Passively-managed ETF $[ ]

Miscellaneous expenses, including but not limited to:
▪	Postage, if necessary
▪	Federal and state regulatory filing fees
▪	Expenses from Board of Trustee meetings
▪	Third party auditing
▪	EDGAR/XBRL filing
▪	All other Miscellaneous expenses

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Base Fee for Accounting, Administration, Transfer Agent & Account Services at July 2017

The following reflects the greater of the basis point fee or annual minimum1 for funds where Point Bridge Advisors, LLC acts as Adviser to the fund in the ETF Series Solutions (ESS) ETF Trust.2

Annual Minimum per Fund                        Basis Points on Trust AUM
Funds 1-5                $[  ] First $250m                  [  ] bps
Funds 6-10              $[  ] Next $250m                  [  ] bps
Funds 11-15            $[  ] Next $500m                  [  ] bps
Funds 16+               $[  ] Balance                        [  ] bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum.  Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM. Once a Fund is operational, should this service agreement be terminated with USBFS prior to the end of the initial three year period, the Adviser will be will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if a Fund launched on March 1, 2017 and the Adviser terminated the relationship on June 30, 2018, the Adviser would owe would owe USBFS up to [  ]% of $[  ] ($[  ] admin/acct/ta + $[  ] Custody + $[  ] Distributor)

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase - All Urban Consumers - U.S. City Average.

Fees are calculated pro rata and billed monthly

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APPENDIX A

Accounting, Administration, Transfer Agent Services in addition to the Base Fee at July 2017

Pricing Services

For daily pricing of each securities (estimated 252 pricing days annually)
▪	$[ ] – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
▪	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
▪	$[ ] – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
▪	$[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$[ ] – Bank Loans
▪	$[ ] – Swaptions
▪	$[ ] – Intraday money market funds pricing, up to 3 times per day
▪	$[ ] – Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>25per day)

NOTE: Prices are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services

Fee for IDC data used to monitor corporate actions
▪	$[ ] per Foreign Equity Security per Month
▪	$[ ] per Domestic Equity Security per Month
▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

ESS Trust Chief Compliance Officer Annual Fee (subject to board approval)

▪	$[ ] for the first fund
▪	$[ ] for each additional fund
▪	$[ ] per sub-advisor per fund

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

▪	$[ ] per security per month for fund administrative

Section 15(c) Reporting

▪	$[ ] per fund per standard reporting package*
▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
- Performance reporting package: Peer Comparison Report

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs .

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

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Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit R.

Point Bridge Capital, LLC

By: /s/ Hal Lambert

Printed Name: Hal Lambert

Title: CEO Date: 8/29/17

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